Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 18, 2023 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $22.5 million, or 28 cents per diluted share, for the first quarter ended March 31, 2023, compared with $27.5 million, or 33 cents per diluted share, for the first quarter of 2022.

Operating revenue improved 3.7% to $298.0 million for the first quarter of 2023 from $287.3 million for the first quarter of 2022. Excluding fuel surcharges, operating revenue improved 3.9% to $254.9 million for the 2023 quarter from $245.3 million for the 2022 quarter. Fuel surcharge revenue increased to $43.1 million for the 2023 quarter from $42.0 million for the 2022 quarter.

Operating income was $29.0 million for the first quarter of 2023 compared with $35.9 million for the first quarter of 2022 – at the time the highest amount for any quarter in Marten’s history.

Operating expenses as a percentage of operating revenue were 90.3% for the 2023 quarter and 87.5% for the 2022 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 88.6% for the 2023 quarter and 85.4% for the 2022 quarter – at the time the best ratio for any quarter since Marten became a public company in 1986.

Executive Chairman Randolph L. Marten stated, “Our bright and determined people executing our unique business model produced solid operating results despite the impact of widespread severe winter weather and a freight market which has considerably softened from the exceptionally tight conditions during the first half of last year. The market has become unsustainable for the smaller carriers who comprise a significant portion of total capacity, and who are expected to continue the recent increased industry exit rate.”

“We believe that we are well-positioned to capitalize on profitable organic growth opportunities across our five distinct but complementary business platforms with our emphasis on premium service, data-driven operating efficiencies and cost controls – and, as a result, to expand the total capacity we provide transporting and distributing the essential food, beverages and other consumer goods to support at a fair price our diverse and growing customer base.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,288	$80,600
Receivables:
Trade, net	115,430	120,702
Other	7,988	7,218
Prepaid expenses and other	24,206	27,320
Total current assets	243,912	235,840

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,082,361	1,074,832
Accumulated depreciation	(348,641)	(346,665)
Net property and equipment	733,720	728,167
Other noncurrent assets	1,641	1,672
Total assets	$979,273	$965,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,558	$37,299
Insurance and claims accruals	48,967	45,747
Accrued and other current liabilities	29,077	41,264
Total current liabilities	119,602	124,310
Deferred income taxes	137,825	137,041
Noncurrent operating lease liabilities	335	409
Total liabilities	257,762	261,760

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,233,741 shares at March 31, 2023, and 81,115,132 shares at December 31, 2022, issued and outstanding	812	811
Additional paid-in capital	47,151	47,188
Retained earnings	673,548	655,920
Total stockholders’ equity	721,511	703,919
Total liabilities and stockholders’ equity	$979,273	$965,679

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2023	2022

Operating revenue	$298,023	$287,281

Operating expenses (income):
Salaries, wages and benefits	98,516	89,349
Purchased transportation	54,103	57,310
Fuel and fuel taxes	46,796	44,368
Supplies and maintenance	15,987	12,313
Depreciation	29,530	26,143
Operating taxes and licenses	2,768	2,640
Insurance and claims	15,070	12,704
Communications and utilities	2,531	2,265
Gain on disposition of revenue equipment	(5,246)	(4,540)
Other	8,958	8,871

Total operating expenses	269,013	251,423

Operating income	29,010	35,858

Other	(844)	(7)

Income before income taxes	29,854	35,865

Income taxes expense	7,352	8,332

Net income	$22,502	$27,533

Basic earnings per common share	$0.28	$0.33

Diluted earnings per common share	$0.28	$0.33

Dividends declared per common share	$0.06	$0.06

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$102,320	$95,170	$7,150	7.5%
Truckload fuel surcharge revenue	18,306	17,620	686	3.9
Total Truckload revenue	120,626	112,790	7,836	6.9

Dedicated revenue, net of fuel surcharge revenue	86,831	78,421	8,410	10.7
Dedicated fuel surcharge revenue	19,618	18,339	1,279	7.0
Total Dedicated revenue	106,449	96,760	9,689	10.0

Intermodal revenue, net of fuel surcharge revenue	23,401	25,605	(2,204)	(8.6)
Intermodal fuel surcharge revenue	5,188	6,037	(849)	(14.1)
Total Intermodal revenue	28,589	31,642	(3,053)	(9.6)

Brokerage revenue	42,359	46,089	(3,730)	(8.1)

Total operating revenue	$298,023	$287,281	$10,742	3.7%

Operating income:
Truckload	$10,041	$15,571	$(5,530)	(35.5)%
Dedicated	13,684	10,645	3,039	28.5
Intermodal	787	5,036	(4,249)	(84.4)
Brokerage	4,498	4,606	(108)	(2.3)
Total operating income	$29,010	$35,858	$(6,848)	(19.1)%

Operating ratio:
Truckload	91.7%	86.2%
Dedicated	87.1	89.0
Intermodal	97.2	84.1
Brokerage	89.4	90.0
Consolidated operating ratio	90.3%	87.5%

Operating ratio, net of fuel surcharges:
Truckload	90.2%	83.6%
Dedicated	84.2	86.4
Intermodal	96.6	80.3
Brokerage	89.4	90.0
Consolidated operating ratio, net of fuel surcharges	88.6%	85.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2023	2022
Truckload Segment:
Revenue (in thousands)	$120,626	$112,790
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,571	$4,977
Average tractors(1)	1,741	1,487
Average miles per trip	510	520
Non-revenue miles percentage(2)	12.7%	10.4%
Total miles (in thousands)	38,237	35,372

Dedicated Segment:
Revenue (in thousands)	$106,449	$96,760
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,960	$3,851
Average tractors(1)	1,705	1,584
Average miles per trip	333	341
Non-revenue miles percentage(2)	1.1%	1.2%
Total miles (in thousands)	34,076	32,753

Intermodal Segment:
Revenue (in thousands)	$28,589	$31,642
Loads	7,277	8,294
Average tractors	180	162

Brokerage Segment:
Revenue (in thousands)	$42,359	$46,089
Loads	20,688	19,684

At March 31, 2023 and March 31, 2022:
Total tractors(1)	3,571	3,274
Average age of company tractors (in years)	1.7	1.6
Total trailers	5,741	5,428
Average age of company trailers (in years)	4.1	3.5
Ratio of trailers to tractors(1)	1.6	1.7
Total refrigerated containers	802	729

	Three Months
	Ended March 31,
(In thousands)	2023	2022

Net cash provided by operating activities	$49,232	$39,940
Net cash (used for)/provided by investing activities	(28,280)	409
Net cash (used for) financing activities	(5,264)	(30,817)

Weighted average shares outstanding:
Basic	81,210	82,938
Diluted	81,376	83,246

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 95 and 87 tractors as of March 31, 2023 and 2022, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.